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                                                                    Exhibit 9(e)


                          MANAGEMENT SERVICES AGREEMENT
                          -----------------------------



         AGREEMENT, made this _____ day of __________, between ProFunds, a Delaware business trust (the "Trust"), and ProFunds Advisors LLC, a Maryland limited liability company (the "Manager").


         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust is authorized to issue shares of beneficial interest ("shares") in separate series with each series representing interests in a separate portfolio of securities and other assets; and


         WHEREAS, the Trust currently offers six series of shares designated as follows: Bull ProFund, Ultra Bull ProFund, Bear ProFund, Ultra Bear ProFund, ULTRA OTC ProFund and Money Market ProFund (each referred to hereinafter as a "Fund" and collectively as the "Funds"); and


         WHEREAS, the Trust desires to engage the Manager to provide certain services to the Trust on behalf of the Funds; and

         WHEREAS, the Manager is willing, in accordance with the terms and conditions hereof to provide such services to the Trust on behalf of the Portfolios;

         NOW THEREFORE, in consideration of the mutual agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

         1.  APPOINTMENT AND DUTIES OF MANAGER
             ---------------------------------

                           (a) The Trust hereby employs the Manager to act as
                  manager of the Funds and to perform the services set forth in this Agreement, subject to the supervision of the Board of Trustees of the Trust, for the period and on the terms set forth in this Agreement. The Manager hereby accepts such employment, and undertakes to pay the salaries and expense of all personnel of the Manager who perform services relating to the services it performs hereunder. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

                           (b) Notwithstanding the foregoing, the Manager shall
                  not be deemed to have assumed any duties hereunder with respect to, and shall not, by the execution of this Agreement be responsible for, the management of the Funds' assets or the rendering of investment advice and supervision with respect thereto, or the distribution of shares of the Funds, nor shall the Manager be deemed to have assumed any responsibility hereunder with respect to functions specifically assumed by any administrator, transfer agent, custodian or shareholder servicing agent of the Trust or the Funds.

                           (c) Without limiting the generality of the foregoing,
                  the Manager shall provide the following services to each of the Funds:


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                      i) Provide information to and coordinate the Trust's
                      relationship with registered investment advisors and other securities professionals who have discretionary authority over Trust shareholder accounts, assist in facilitating instructions received by such persons relating to Trust business and furnish facilities and personnel necessary to perform such activities.

                      ii) Assist as appropriate and coordinate with the Trust's Administrator and other service providers in administering the affairs of the Trust and perform services on the Trust's behalf.

                      iii) Pay the salaries and expenses of all officers and Trustees of the Trust who are employees of the Manger.


                      iv) Perform such other services incident to the Trust's business as parties may from time to time agree.


                           (d) It is intended that the assets of the Money
                  Market ProFund will be invested in a portfolio (the "Portfolio") having substantially the same investment objective, policies and restrictions as the Money Market ProFund. In addition to its duties hereunder, set forth in paragraph 1(c), above, with respect to the Money Market ProFund, the Manager shall perform the following services:

                      i) Monitor the performance of the Portfolio.

                      ii) Coordinate the relationship of the Money Market ProFund with the Portfolio.

                      iii) Communicate with the Board of Trustees of the Money Market ProFund regarding the performance of the Portfolio and the Money Market ProFund.

                      iv) Furnish reports regarding the Portfolio as reasonably requested from time-to-time by the Trust's Board of Trustees.


                      v) Perform such other necessary and desirable services regarding the "Master Feeder" structure of the Money Market ProFund as the Trustees may reasonably request from time to time.


                           (e) In carrying out its responsibilities under this
                  Agreement, the Manager shall at all times act in accordance with the investment objectives, policies and restrictions applicable to the Funds as set forth in the Trust's then-current registration statement, applicable provisions of the 1940 Act and the rules and regulations promulgated thereunder and other applicable federal securities laws.


                           (f) The Manager shall render regular reports to the
                  Trust as requested by the Board of Trustees, and will, at the reasonable request of the Board,


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                  attend meetings of the Board or its validly constituted
                  committees, and will make its officers and employees available to meet with the officers and employees of the Trust to discuss its duties hereunder.



         2.  EXPENSES AND COMPENSATION
             -------------------------

         a)  Allocation of Expenses:
             -----------------------

                           The Manager shall, at its expense, employ or
                  associate with itself such persons as it believes appropriate to assist in performing its obligations under this Agreement and provide all services, equipment, facilities and personnel necessary to perform its obligations under this Agreement.

                           The Trust shall be responsible for all its expenses
                  and liabilities, including compensation of its Trustees who are not affiliated with the Administrator or the Manager or any of their affiliates; taxes and governmental fees; interest charges; fees and expenses of the Trust's independent accountants and legal counsel; trade association membership dues; fees and expenses of any custodian (including for keeping books and accounts and calculating the net asset value of shares of each Fund, transfer agent, registrar and dividend disbursing agent of the Trust; expenses of issuing, selling, redeeming, registering and qualifying for sale the Trust's shares of beneficial interest; expenses of preparing and printing share certificates (if any), prospectuses, shareholders' reports, notices, proxy statements and reports to regulatory agencies; the cost of office supplies; travel expenses of all officers, trustees and employees; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of shareholders' meetings; organizational expenses; and extraordinary expenses.


         b) Compensation
            ------------

                           For its services under this Agreement, Manager shall
                  be entitled to receive a fee at the annual rate of .15% of the average daily net asset value of each Fund except the Money Market ProFund and .35% of the average daily net asset value of the Money Market ProFund, payable monthly. For the purpose of accruing compensation, the net asset value of the Funds will be determined in the manner provided in the then-current Prospectus of the Trust.


3.  LIABILITY OF MANAGER
    --------------------

                           Neither the Manager nor its officers, directors,
                  employees, agents or controlling person ("Associated Person") of the Manager shall be liable for any error of judgment or mistake of law or for any loss suffered by



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                  the Trust in connection with the matters to which this
                  Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Manager or such Associated Persons in the performance of their duties or from reckless disregard by them of their duties under this Agreement.


4.  LIABILITY OF THE TRUST AND FUNDS
    --------------------------------

                           It is expressly agreed that the obligations of the
                  Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and it has been signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

                           With respect to any obligation of the Trust on behalf
                  of any Fund arising hereunder, the Manager shall look for payment or satisfaction of such obligations solely to the assets and property of the Fund to which such obligation relates as though the Trust had separately contracted with the Manager by separate written instrument with respect to each Fund.


5.  DURATION AND TERMINATION OF THIS AGREEMENT
    ------------------------------------------


                           (a) DURATION. This Agreement shall become effective
                  on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof. Subsequent to such initial period of effectiveness, this Agreement shall continue in full force and effect for successive periods of one year thereafter with respect to each Fund so long as such continuance with respect to such Fund is approved at least annually by the Trustees of the Trust, including the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party.


                           (b) AMENDMENT. Any amendment to this Agreement shall
                  become effective with respect to a Fund upon approval of the Manager and the Trust.

                           (c) TERMINATION. This Agreement may be terminated
                  with respect to any Fund at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund, or by the Manager, in each case of


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                  sixty (60) days' prior written notice to the other party. Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Manager on behalf of the Trust at the time of such termination. The Manager shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorization to take such steps. In addition, this Agreement may be terminated with respect to one or more Funds without affecting the rights, duties or obligations of any of the other Funds.

                           (d) AUTOMATIC TERMINATION. This Agreement shall
                  automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

                           (e) APPROVAL, AMENDMENT OR TERMINATION BY INDIVIDUAL
                  FUND. Any approval, amendment or termination of this Agreement by any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding that such action has not been approved by any other Fund.



6.  SERVICES NOT EXCLUSIVE.
    -----------------------

                           The services of the Manager to the Trust hereunder
                  are not to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.



7.  MISCELLANEOUS
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                           (a) NOTICE. Any notice under this Agreement shall be
                  in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for the receipt of such notices.

                           (b) SEVERABILITY. If any provision of this Agreement
                  shall be held or made invalid by a court decision, statue, rule or otherwise, the remainder shall not be thereby affected.

                           (c) APPLICABLE LAW. This Agreement shall be construed
                  in accordance with and governed by the laws of Maryland.




                                         PROFUNDS ADVISORS LLC, A MARYLAND
                                              LIMITED LIABILITY COMPANY



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ATTEST:                                        by:
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                                           PROFUNDS, A DELAWARE BUSINESS TRUST


ATTEST:                                        by:
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